Exhibit 99.1

Clearwater Paper Reports Second Quarter 2026 Results
SPOKANE, Wash.--(BUSINESS WIRE)--July 28, 2026 --Clearwater Paper Corporation (NYSE:CLW), a premier independent supplier of bleached paperboard to North American converters today reported financial results for the second quarter ended June 30, 2026.
SECOND QUARTER HIGHLIGHTS
•Net sales of $375 million versus $392 million in the second quarter of 2025, with lower market pricing partially offset by volume growth of 8%
•Net loss of $21 million, or $1.33 per diluted share versus net income of $3 million, or $0.17 per diluted share in the second quarter of 2025
•Negative Adjusted EBITDA from continuing operations of $8 million versus positive $40 million in the second quarter of 2025 primarily driven by lower market pricing and timing of the Lewiston, Idaho planned major maintenance outage
•Completed Lewiston, Idaho planned major maintenance outage on time and on target at a total direct cost of $22 million
•Restructured Cypress Bend, Arkansas facility, resulting in a reduction of approximately 20% of roles and expected annual savings of $8 to $12 million
•Reduced net debt in the quarter by $59 million and $50 million year to date, driven by net working capital reductions, tax refunds and additional representation and warranty insurance proceeds
“We executed well during the second quarter, successfully completing the Lewiston major maintenance outage while reducing costs at our Cypress Bend facility. We delivered significant volume growth sequentially and versus prior year as we continue to maintain and improve share with our key strategic customers. We also significantly reduced our net debt during the quarter while continuing to invest in our assets,” said Arsen Kitch, president and chief executive officer.
OVERALL RESULTS
For the second quarter of 2026, Clearwater Paper reported net sales of $375 million, compared to $392 million in the second quarter of 2025. The company reported a net loss from continuing operations of $21 million, or $1.33 per diluted share for the quarter, compared to net income from continuing operations of $4 million, or $0.22 per diluted share, in the prior‑year period. Adjusted EBITDA from continuing operations was negative $8 million for the second quarter of 2026 compared to positive of $40 million in the second quarter of 2025. The decrease in Adjusted EBITDA from continuing operations was due to the timing of our major maintenance outage at our Lewiston facility and reduced sales prices offset by higher sales volumes. The Lewiston outage occurred in the third quarter of 2025 as compared to the second quarter of this year.
For the six months of 2026, Clearwater Paper reported net sales of $735 million compared to $770 million for the six months of 2025. The company reported a net loss from continuing operations of $34 million, or $2.13 per diluted share for the six months of 2026, compared to a net loss from continuing operations of $2 million, or $0.14 per diluted share, in the prior‑year period. Adjusted EBITDA from continuing operations was negative $6 million for the six months of 2026 compared to positive $70 million in the six months of 2025. The decrease in Adjusted EBITDA from continuing operations was due to the timing of our major maintenance outage at our Lewiston facility, the impact of a weather event during the first quarter of 2026 and reduced sales prices offset by higher sales volumes.
Sales volumes and prices:
•Sales volumes were 328,722 tons in the second quarter of 2026, an increase of 8% compared to 304,713 tons in the second quarter of 2025. Sales volumes were 631,640 tons in the first six months of 2026, an increase of 6% compared to 594,200 tons in the first six months of 2025.

•Paperboard average net selling price decreased 9% to $1,077 per ton for the second quarter of 2026, compared to $1,182 per ton in the second quarter of 2025. Paperboard average net selling price decreased 8% to $1,089 per ton for the first six months of 2026, compared to $1,185 per ton in the first six months of 2025.
COMPANY OUTLOOK
“We are seeing early signs of improvement in SBS industry conditions, with volume growth, lower imports, and increased operating rates. While RISI has recently reflected an increase in SBS pricing, it remains below levels necessary to generate acceptable returns. We continue to focus on actions within our control, including cost reduction, operational execution, and implementation of previously announced price increases. We believe that these actions will support an improvement in our financial results in the long run,” concluded Kitch.
WEBCAST INFORMATION
Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time on July 28, 2026. A live webcast and accompanying supplemental information will be available on the company's website at www.clearwaterpaper.com. A replay of the conference call will be available on the website beginning at 5:00 p.m. Pacific Time the same day.
ABOUT CLEARWATER PAPER CORPORATION
Clearwater Paper is a premier independent supplier of paperboard packaging products to North American converters. Headquartered in Spokane, Wash., our team produces high-quality paperboard that provides sustainable packaging solutions for consumer goods and food service applications. For additional information, please visit our website at www.clearwaterpaper.com.
USE OF NON-GAAP MEASURES
In this press release, the company presents certain non-GAAP financial information for the second quarter and first six months of 2026 and 2025, including adjusted net income (loss) from continuing operations and Adjusted EBITDA from continuing operations. Because these amounts are not in accordance with GAAP, reconciliations to net income (loss) from continuing operations and Adjusted EBITDA from continuing operations as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP metrics because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA from continuing operations: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA from continuing operations to measure the company's compliance with certain covenants. Non-GAAP measures may differ from similarly titled measures of other companies.
FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking” statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the company’s expectations about the outlook for the next quarter, industry supply and demand conditions, pricing trends, market recovery timing, operating performance, cost reduction initiatives, restructuring outcomes, insurance recoveries, operational execution, import conditions, market share, and the company’s ability to execute its strategy and strengthen customer relationships amid current market conditions. The company’s actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this press release. Factors that could cause or contribute to such material differences in actual results include, but are not limited to: our inability to realize the expected benefits of the Augusta, Georgia paperboard manufacturing facility acquisition, including anticipated financial results, due to integration challenges or other factors; unexpected costs, charges or expenses resulting from the sale of our consumer products division (tissue business) and the related restructuring initiatives; competitive pricing pressures for our products arising from capacity additions, demand reduction and market conditions; the loss of, changes in prices for, or reduction in, orders from significant customers; changes in customer preferences, industry consolidation and vertical integration; changes in the cost and availability of wood fiber, pulp, energy, chemicals, packaging and transportation services; cyclical industry conditions and broader U.S. and global economic conditions; manufacturing or operating disruptions; labor disruptions; reliance on a limited number of suppliers and service providers; cyber-security risks; environmental liabilities and litigation, including PFAS-related claims involving our Augusta facility; our ability to execute our growth, expansion and operational efficiency initiatives and capital projects; changes in expenses, required contributions or withdrawal costs associated with our pension plans; our ability to attract and retain qualified personnel; our ability to service our debt obligations and comply with debt covenants; changes in banking relationships or credit ratings; and changes in laws, regulations or industry standards affecting our business, as well as other risks discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2025. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company’s expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions, except per-share data)	2026	2025	2026	2025
Net sales	$374.8	$391.8	$735.1	$770.0
Costs and expenses:
Cost of sales	385.2	348.8	746.4	690.3
Selling, general and administrative expenses	21.1	26.1	41.7	55.0
Other operating charges, net [1]	(7.5)	7.1	(18.7)	18.9
Total operating costs and expenses	398.7	382.1	769.4	764.2
Income (loss) from continuing operations	(23.9)	9.8	(34.3)	5.8
Interest expense, net	(5.1)	(3.9)	(10.0)	(7.3)
Other non-operating expense	(1.1)	(0.3)	(2.3)	(0.6)
Total non-operating expense	(6.2)	(4.2)	(12.3)	(7.9)
Income (loss) from continuing operations before income taxes	(30.1)	5.5	(46.6)	(2.1)
Income tax provision (benefit)	(8.6)	1.9	(12.3)	0.1
Income (loss) from continuing operations	(21.5)	3.6	(34.3)	(2.3)
Loss from discontinued operations, net of tax	—	(0.9)	—	(1.3)
Net income (loss)	$(21.5)	$2.7	$(34.3)	$(3.6)

Net income (loss) per common share (basic and diluted):
Income (loss) per share from continuing operations - basic	$(1.33)	$0.22	$(2.13)	$(0.14)
Loss per share from discontinued operations -basic	—	(0.06)	—	(0.08)
Net income (loss) per share - basic	$(1.33)	$0.17	$(2.13)	$(0.22)

Income (loss) per share from continuing operations - diluted	$(1.33)	$0.22	$(2.13)	$(0.14)
Loss per share from discontinued operations - diluted	—	(0.06)	—	(0.08)
Net income (loss) per share - diluted	$(1.33)	$0.17	$(2.13)	$(0.22)

Average shares outstanding (in thousands):
Basic	16,126	16,220	16,090	16,297
Diluted	16,126	16,241	16,090	16,297
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 11 within Clearwater Paper's Form 10-Q filed with the SEC for the period ended June 30, 2026 for the detailed breakout of this amount.

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$95.4	$30.7
Receivables, net	162.9	195.3
Inventories, net	260.8	281.7
Other current assets	13.0	18.3
Total current assets	532.0	526.0
Property, plant and equipment	2,397.7	2,377.9
Accumulated depreciation and amortization	(1,419.0)	(1,376.1)
Property, plant and equipment, net	978.7	1,001.8
Other assets, net	60.6	60.4
Total assets	$1,571.4	$1,588.3

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$0.6	$0.6
Accounts payable and accrued liabilities	231.6	215.6
Total current liabilities	232.3	216.2
Long-term debt	360.5	345.5
Liability for pension and other postretirement employee benefits	48.4	49.5
Deferred tax liabilities	56.9	68.2
Other long-term obligations	79.2	83.7
Total liabilities	777.3	763.0

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	7.3	8.3
Treasury stock, at cost	(11.8)	(14.8)
Retained earnings	828.0	862.3
Accumulated other comprehensive loss, net of tax	(29.3)	(30.5)
Total stockholders' equity	794.1	825.3
Total liabilities and stockholders' equity	$1,571.4	$1,588.3

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Operating activities
Net income (loss)	$(21.5)	$2.7	$(34.3)	$(3.6)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	23.2	23.0	46.6	45.0
Equity-based compensation expense	1.7	2.5	2.4	3.5
Deferred taxes	(8.1)	1.7	(11.6)	(0.6)
Defined benefit pension and other postretirement employee benefits	0.3	(0.1)	0.8	(0.2)
Amortization of deferred debt costs	0.5	0.6	1.1	1.1
Loss on sale or impairment associated with assets	—	3.0	—	3.1
Changes in operating assets and liabilities:
Decrease in accounts receivable	27.4	11.5	24.8	22.6
(Increase) decrease in inventories	7.0	(26.2)	19.4	(25.3)
Decrease in other current assets	5.0	4.0	4.9	4.2
Increase (decrease) in accounts payable and accrued liabilities	33.2	(52.4)	17.6	(76.4)
Other, net	0.3	1.6	(2.1)	(0.1)
Net cash flows provided by (used in) operating activities	69.0	(28.2)	69.5	(26.7)
Investing activities
Additions to property, plant and equipment, net	(9.6)	(22.9)	(18.7)	(55.6)
Net cash flows used in investing activities	(9.6)	(22.9)	(18.7)	(55.6)
Financing activities
Borrowings on long-term debt	—	65.0	15.0	65.0
Repayments of long-term debt	(0.1)	(18.2)	(0.2)	(18.3)
Repurchases of common stock	(0.1)	(4.2)	(0.1)	(15.1)
Other, net	(0.2)	11.1	(0.8)	17.8
Net cash flows (used in) provided by financing activities	(0.4)	53.7	13.9	49.3

Increase (decrease) in cash and cash equivalents	58.9	2.6	64.6	(33.0)
Cash and cash equivalents at beginning of period	36.5	44.0	30.7	79.6
Cash and cash equivalents at end of period	$95.4	$46.7	$95.4	$46.7

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Net income (loss)	$(21.5)	$2.7	$(34.3)	$(3.6)
Add (deduct):
Less: loss from discontinued operations, net of tax	—	(0.9)	—	(1.3)
Income (loss) from continuing operations	(21.5)	3.6	(34.3)	(2.3)
Income tax provision (benefit)	(8.6)	1.9	(12.3)	0.1
Interest expense, net	5.1	3.9	10.0	7.3
Depreciation and amortization	23.2	23.0	46.6	45.0
Other operating charges, net [1]	(7.5)	7.1	(18.7)	18.9
Other non-operating expense	1.1	0.3	2.3	0.6
Adjusted EBITDA from continuing operations	$(8.2)	$39.9	$(6.4)	$69.6
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 11 within Clearwater Paper's Form 10-Q filed with the SEC for the period ended June 30, 2026 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2026	2025	2026	2025
Adjusted income (loss) from continuing operations:
Net income (loss)	$(21.5)	$2.7	$(34.3)	$(3.6)
Add (deduct):
Less: loss from discontinued operations, net of tax	—	(0.9)	—	(1.3)
Income (loss) from continuing operations	(21.5)	3.6	(34.3)	(2.3)
Add back:
Income tax provision (benefit)	(8.6)	1.9	(12.3)	0.1
Other operating charges, net	(7.5)	7.1	(18.7)	18.9
Adjusted income (loss) from continuing operations before tax	(37.6)	12.7	(65.2)	16.8
Normalized income tax (benefit) provision[1]	(9.4)	3.2	(16.3)	4.2
Adjusted income (loss) from continuing operations	$(28.2)	$9.5	$(48.9)	$12.6
Weighted average diluted shares (thousands)	16,126	16,241	16,090	16,297
Adjusted income (loss) from continuing operations per diluted share	$(1.75)	$0.58	$(3.04)	$0.77
1 Calculated at 25% which is an estimate of Clearwater Paper's statutory tax rate

Calculation of net debt:	June 30, 2026	March 31, 2026	December 31, 2025
Current portion long-term debt	$0.6	$0.6	$0.6
Long-term debt	360.5	360.5	345.5
Add back:
Unamortized deferred debt costs	(1.1)	(1.2)	(1.3)
Less:
Cash and cash equivalents	95.4	36.5	30.7
Net debt	$266.8	$325.8	$316.7

Clearwater Paper Corporation

Investors contact:
investorinfo@clearwaterpaper.com
509-344-5906

News media:
Virginia Aulin, Senior Vice President, Human Resources and Public Affairs
509-344-5967
Virginia.aulin@clearwaterpaper.com